UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 6, 2016

DS HEALTHCARE GROUP, INC.

(Exact name of registrant as specified in its charter)

______________

Florida	001-35763	20-8380461
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Green Road, Pompano Beach, Florida 33064

(Address of Principal Executive Office) (Zip Code)

(888) 404-7770

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

———————

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2016, DS Healthcare Group, Inc. (the “Company”) appointed Estella Ng Yi Kum as a member of the Company’s Board of Directors and as Chairman of the Company’s Audit Committee.  Ms. Kum, age 58, is currently the Deputy Chairman, Chief Strategy Officer and Chief Financial Officer of Tse Sui Luen Jewellery (International) Limited, which is listed on the Hong Kong Stock Exchange, and is responsible for Group Finance and other administrative functions as well as defining corporate strategies.  From January 2008 to April 2014 she served as Chief Financial Officer and Chief Strategy Officer of Country Garden Holdings Limited, which is also listed on the Hong Kong Stock Exchange.

From September 2005 to November 2007, she was an executive director of Hang Lung Properties Limited (“Hang Lung”). Prior to her joining in Hang Lung in 2003, she was employed by the Hong Kong Stock Exchange in a number of senior positions, most recently as senior vice president of the Listing Division. Prior to that, Ms. Kum was an auditor with Deloitte Touche Tohmatsu. Ms. Kum holds a Master of Business Administration degree from the Hong Kong University of Science and Technology. She is an associate of The Institute of Chartered Accountants in England and Wales, The Institute of Chartered Secretaries and Administrators, a fellow of the Association of Chartered Certified Accountants and the Hong Kong Institute of Certified Public Accountants and a member of the American Institute of Certified Public Accountants. She has also contributed her time to various public service appointments, including being a co-opted member of the audit committee of the Hospital Authority until November 2013.

Ms. Kum is an independent non-executive director of China Power New Energy Development Company Limited and Tianjin Development Holdings Limited, both companies whose shares are listed on the Hong Kong Stock Exchange. She also served as an independent director of China Mobile Games and Entertainment Group Limited, a company whose shares are listed by way of American Depositary Shares on the Nasdaq Global Market in the United States, from September 2012 through August 2015.

At this time there has been no agreement as to cash or equity compensation that will be received by Ms. Kum in connection with her serving on the Company’s Board of Directors or chairing the Company’s Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DS HEALTHCARE GROUP, INC.

Date: May 6, 2016	By:	/s/ Daniel Khesin
Daniel Khesin
President